Joint Filer Information

Title of Security:        Series A Convertible Preferred Stock and Warrants

Issuer & Ticker Symbol:   SmartServ Online, Inc. (SSOL.OB)

Designated Filer:         Castlerigg Master Investments Ltd.

Other Joint Filers:       Sandell Asset Management Corp. ("SAMC")
                          Castlerigg International Holdings Limited ("Holdings")
                          Castlerigg International Limited ("CI")
                          Thomas E. Sandell

Addresses:                The address for each of SAMC, Holdings and CI is
                          c/o Citco Fund Services (Curacao) N.V.,
                          Kaya Flamboyan 9, P.O. Box 812, Curacao, Netherlands,
                          Antilles

                          The address for Thomas E. Sandell is 40 West 57th Street, 26th Floor, New York, New York 10019
Signatures:


Dated:  August 3, 2004      SANDELL ASSET MANAGEMENT CORP.


                           By: /s/ Thomas E. Sandell
                               ---------------------
                                   Thomas E. Sandell, Director


                           CASTLERIGG INTERNATIONAL HOLDINGS LIMITED


                           By: /s/ Thomas E. Sandell
                               ---------------------
                                   Thomas E. Sandell, Director


                           CASTLERIGG INTERNATIONAL LIMITED


                           By: /s/ Thomas E. Sandell
                               ---------------------
                                   Thomas E. Sandell, Director


                           /s/ Thomas E. Sandell
                           ---------------------
                               Thomas E. Sandell